Date: 03 April 2006

Fidelis Reports on Results of Third Successful Well at North Franklin Project

Fidelis Energy, Inc. (OTC BB: FDEI) today reports on the results of the "Archer-F-1" gas well at the North Franklin Project, Sacramento, California. The "Archer-F-1" well was designed to test both the producing Winters sands as well as the Forbes; the primary objective of this well. The well reached a total depth of 10,567 feet.

As earlier reported, the well cut Winters sand pay with excellent gas shows, and the suite of Resistivity and Sonic electronic logs showed clean sand with 100% gas fill-up within the pay zone. The intersected sand pay and gas shows exceeds in thickness what is producing at the "Archer-Whitney" and "Archer-Wildlands" wells. The Company now reports that this Winters portion of the well is to be completed and put into production immediately. Fidelis anticipates better production rates than the other two Winters wells in the field, estimated to be between 1.5 to 2.0 MMCF per day.

A significant section of Forbes Sand was encountered that contained excellent gas shows. However, the Forbes sands were directly above other sand that contained high-pressure gas and salt water. During this operational period, the well lost circulation during the open hole conditioning for electric logs. The hole broke down within 100 feet of the shoe, took drilling fluid and allowed the well to flow gas and salt water, from the target zones into the well bore. The flow of gas and water from the Forbes reduced the hydrostatic column creating an unsafe condition to log or drill any further. Several days of conditioning the drilling fluid (increasing mud weight up to 15.9 lbs per gal) and numerous attempts to maintain a static well failed due to the salt water and gas cutting the mud weight needed to compensate for the higher than expected formation pressures.

The Company and its project partners made a decision to plug the open hole below the casing shoe that was set at the bottom of the production casing to protect the Winters pay interval. The plugging process included the setting of a cement retainer, and the drill pipe was pulled out of the hole in preparation for rig release. By setting the retainer and cementing, additional drilling operations can be attempted from the cased upper hole. It is possible to re-drill the lower hole and evaluate the excellent gas shows encountered within the Forbes sands above the high-pressure water sands. The prospect has not been fully evaluated and still has the potential for a commercial gas discovery. From this well bore, or a new location, it is possible to drill farther up-dip, and there is the possibility the lower sands are gas filled in that up-dip location.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of oil and gas reserves (specifically respecting new drilling and production activities at North Franklin), any near-term production or cash flow and our ability to become cash flow positive in the short term to allow us to re-invest production dollars to enhance and grow company assets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the numerous inherent uncertainties associated with oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Fidelis Energy Inc.

William Marshall - President